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                                                                    Exhibit 99.1

                            Agreement of Joint Filing

         Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                  Cahill, Warnock Strategic Partners Fund, L.P.



                                  By: Cahill, Warnock Strategic Partners, L.P., its general partner



                                  /s/ Donald W. Hughes
                                  ----------------------------------
                                  Name:  Donald W. Hughes
                                  Title: General Partner





                                  Strategic Associates, L.P.



                                  By:  Cahill, Warnock & Company LLC, its
                                       general partner



                                  /s/ David L. Warnock
                                  ----------------------------------
                                  Name:  David L. Warnock
                                  Title: Member




                                  Cahill, Warnock Strategic Partners, L.P.



                                  /s/ Donald W. Hughes
                                  ----------------------------------
                                  Name:  Donald W. Hughes
                                  Title: General Partner

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                                  Cahill, Warnock & Company, LLC



                                  /s/ David L. Warnock
                                  ----------------------------------
                                  Name:  David L. Warnock
                                  Title: Member